Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-179600) of Sirius XM Holdings Inc. of our report dated June 14, 2024, relating to the financial statements and supplemental information of Sirius XM Radio 401(k) Savings Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2023.

/s/ Moss Adams LLP

San Francisco, California
June 14, 2024

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